Stephen L. Smith


                                                                January 21, 1997


Seligman Municipal Series Trust
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

     With respect to Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Series Trust, of which Seligman North Carolina Municipal Series is a series, we have reviewed the material relative to North Carolina Taxes in the Registration Statement. Subject to such review, our opinion (with the exception of a nonsubstantive reference to the date of the Internal Revenue Code for purposes of a definition under the North Carolina statutes) as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

     We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "North Carolina Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          Horack, Talley, Pharr & Lowndes



                                          Stephen L. Smith

SLS\mcw